Exhibit 11
                         THERMO INSTRUMENT SYSTEMS INC.

                        Computation of Earnings per Share


                                                   Three Months Ended
                                             ------------------------------
                                             September 28,    September 30,
                                                      1996             1995
   ------------------------------------------------------------------------
   Computation of Fully Diluted Earnings
     per Share:

   Income:
     Net income                               $ 30,521,000     $ 21,881,000

     Add: Convertible obligation interest,
          net of tax                               920,000        1,392,000
                                              ------------     ------------
     Income applicable to common stock
       assuming full dilution (a)             $ 31,441,000     $ 23,273,000
                                              ------------     ------------
   Shares:
     Weighted average shares outstanding        96,598,450       91,129,958

     Add: Shares issuable from assumed
          conversion of convertible
          obligations                            9,824,508       15,005,620

          Shares issuable from assumed
          exercise of options (as determined
          by the application of the treasury
          stock method)                          1,044,162          670,453
                                              ------------     ------------
     Weighted average shares outstanding,
       as adjusted (b)                         107,467,120      106,806,031
                                              ------------     ------------

   Fully Diluted Earnings per Share (a)/(b)   $        .29     $        .22
                                              ============     ============
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                                                                   Exhibit 11
                         THERMO INSTRUMENT SYSTEMS INC.

                  Computation of Earnings per Share (continued)


                                                    Nine Months Ended
                                              -----------------------------
                                              September 28,   September 30,
                                                       1996            1995
   ------------------------------------------------------------------------
   Computation of Fully Diluted Earnings
     per Share from Continuing Operations:

   Income:
     Income from continuing operations         $ 99,860,000    $ 57,468,000

     Add: Convertible obligation interest,
          net of tax                              3,324,000       4,352,000
                                               ------------    ------------
     Income applicable to common stock
       assuming full dilution (a)              $103,184,000    $ 61,820,000
                                               ------------    ------------
   Shares:
     Weighted average shares outstanding         94,515,716      90,275,605

     Add: Shares issuable from assumed
          conversion of convertible
          obligations                            11,850,409      15,752,865

          Shares issuable from assumed
          exercise of options (as determined
          by the application of the treasury
          stock method)                           1,044,162         670,453
                                               ------------    ------------
     Weighted average shares outstanding,
       as adjusted (b)                          107,410,287     106,698,923
                                               ------------    ------------
   Fully Diluted Earnings per Share
     from Continuing Operations (a)/(b)        $        .96    $        .58
                                               ============    ============
PAGE

                                                                   Exhibit 11
                         THERMO INSTRUMENT SYSTEMS INC.

                  Computation of Earnings per Share (continued)


                                                    Nine Months Ended
                                              -----------------------------
                                              September 28,   September 30,
                                                       1996            1995
    -----------------------------------------------------------------------
    Computation of Fully Diluted Earnings
      per Share:

    Income:
      Net income                               $ 99,860,000   $ 57,470,000

      Add: Convertible obligation interest,
           net of tax                             3,324,000      4,352,000
                                               ------------   ------------
      Income applicable to common stock
        assuming full dilution (a)             $103,184,000   $ 61,822,000
                                               ------------   ------------
    Shares:
      Weighted average shares outstanding        94,515,716     90,275,605

      Add: Shares issuable from assumed
           conversion of convertible
           obligations                           11,850,409     15,752,865

           Shares issuable from assumed
           exercise of options (as determined
           by the application of the treasury
           stock method)                          1,044,162        670,453
                                               ------------   ------------
      Weighted average shares outstanding,
        as adjusted (b)                         107,410,287    106,698,923
                                               ------------   ------------
    Fully Diluted Earnings per Share (a)/(b)   $        .96   $        .58
                                               ============   ============